UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2006
QUADRIGA SUPERFUND, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51634 (Commission file number)	98-0375395 (IRS Employer Identification No.)
c/o Superfund Capital Management, Inc.
Le Marquis Complex, Unit 5
PO Box 1479
Grand Anse
St. George’s, Grenada
West Indies
(Address of principal executive offices)
Registrant’s telephone number, including area code: (473) 439-2418
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On June 9, 2006, Konrad Königswieser resigned as Vice President, Corporate Secretary and Principal Financial Officer of Superfund Capital Management, Inc., the general partner of Quadriga Superfund, L.P.
On June 9, 2006, Roman Gregorig, age 42, was appointed as Vice President and Principal Financial Officer of Superfund Capital Management, Inc. Mr. Gregorig has been a Director of Superfund Capital Management, Inc as well as its Audit Committee Financial Expert and Principal Accounting Officer since March 3, 2006. Mr. Gregorig graduated from the Academy of Commerce in Vienna, Austria, in 1986. Upon graduation, Mr. Gregorig commenced work as an accountant for a Vienna tax consulting company. In 1993, Mr. Gregorig became a tax consultant licensed by the Austrian Chamber of Wirtschaftstreuhaender, and subsequently became a partner with Treufinanz Wirtschaftstreuhand GmbH. In the year 2000, the Chamber of Wirtschaftstreuhaender granted Mr. Gregorig a further license to perform auditing services, and he founded Gregorig Consulting, GmbH, which focused on providing accounting and tax consulting services to companies in the financial sector. In June 2005, Mr. Gregorig joined Superfund Group Monaco S.A.M. as a Director and Chief Financial Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 15, 2006

QUADRIGA SUPERFUND, L.P. By: Superfund Capital Management, Inc., General Partner
By:	/s/ Christian Baha
	Name:	Christian Baha
	Title:	President